Exhibit 23 (b)


                  CONSENT OF INDEPENDENT ACCOUNTANTS


To The Board of Directors and Stockholders of Everest & Jennings International Ltd.


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-34571 and No. 33-56777) of Everest & Jennings International Ltd. of our report dated March 17, 1995 appearing on page 21 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 58 of this Form 10-K.



/s/PRICE WATERHOUSE
St. Louis, Missouri
March 30, 1995